Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (the “Registration Statement”) of Lottery.com Inc. of our report dated April 1, 2022, with respect to the consolidated financial statements of Lottery.com Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ ArmaninoLLP

Bellevue, Washington
April 6, 2022